Exhibit 3.8

Certificate of Incorporation

of

Scientific Games SA, Inc.

FILED
MAR 6 1986

Certificate of Incorporation

of

British American Banknote, Inc.

First:                                         The name of the corporation is British American Banknote, Inc.

Second:                             The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

Third:                                     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:                               The total number of shares of stock which the corporation is authorized to issue is 1,000 shares of common stock, par value $1.00 per share.

Fifth:                                          The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

Sixth:                                       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws.

Seventh:                         The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

Eighth:                                The incorporator is Thomas H. Glocer, whose mailing address is 1 Chase Manhattan Plaza, New York, New York 10005.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this certificate of incorporation, do certify that the facts herein stated are true, and, accordingly, have hereunto set my hand and seal this 28th day or February, 1986.

2

FILED
MAR 20 1986

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

BRITISH AMERICAN BANKNOTE, INC.

I, the undersigned, being the sole incorporator of British American Banknote, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the First Article of the Certificate of Incorporation be and it hereby is amended to read as follows:

The name of the corporation is British American Bank Note Corporation.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 10th day of March, 1986.

/s/ Thomas H. Glocer
Sole Incorporator
Thomas H. Glocer

FILED
CERTIFICATE OF AMENDMENT	APR 30 1987
of the
CERTIFICATE OF INCORPORATION

of

BRITISH AMERICAN BANK NOTE CORPORATION.

Duly Adopted in Accordance with Section 242

of the Delaware General Corporation Law

Incorporated on March 6, 1986

BRITISH AMERICAN BANK NOTE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                               That by the unanimous written consent of the Board of Directors of BRITISH AMERICAN BANK NOTE CORPORATION, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the sole holder of all of the outstanding shares of the capital stock of said Corporation for its consideration thereof and its approval and authorization. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by amending Article “Fifth” thereof so that said Article shall be and read in its entirety as follows:

“Fifth:    All of the powers and duties of the board of directors in the conduct and management of the business and affairs of the corporation shall reside in the stockholders. Directors need not be elected by ballot unless required by the by-laws of the corporation.”

SECOND:     That thereafter, pursuant to resolution of its Board of Directors, said amendment was submitted to the sole holder of all of the outstanding shares of the capital stock of said Corporation for its consideration thereof and its approval and authorization, and that said amendment was authorized by the written consent of the sole holder of all of the outstanding shares of the capital stock of the Corporation, as permitted by Section 228 of the General Corporation Law of the State of Delaware.

THIRD:          That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:      That the capital of said Corporation shall not be reduced under or by reason of said amendment.

FIFTH:           That this Certificate shall become effective on its filing date.

IN WITNESS WHEREOF, said BRITISH AMERICAN BANK NOTE CORPORATION has caused this Certificate to be signed by E. Marshall Pollock, its President, and Clare V. Vaughan, its Secretary/Treasurer, this 1st day of April, 1987.

BRITISH AMERICAN BANK NOTE CORPORATION

BY:	/s/ E. Marshall Pollock
E. Marshall Pollock, President

ATTEST:	/s/ Clare V. Vaughan
Clare V. Vaughan,
Secretary/Treasurer

FILED
CERTIFICATE OF AMENDMENT	SEP 23 1988

of the

CERTIFICATE OF INCORPORATION

of

BRITISH AMERICAN BANK NOTE CORPORATION

Duly Adopted in Accordance with Section 242

of the Delaware General Corporation Law

Incorporated on March 6, 1986

BRITISH AMERICAN BANK NOTE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                   That the sole stockholder of the corporation, exercising the powers and duties of the board of directors in the conduct and management of the business and affairs of the corporation, pursuant to Article FIFTH of the Certificate of Incorporation, as amended, duly adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that it being advisable so to do, the Certificate of Incorporation of this Corporation be amended by changing Article First thereof so that said Article shall be and read in its entirety as follows:

“FIRST:                                                  The name of the corporation is BABN TECHNOLOGIES Corporation.”

SECOND:                                        That the sole holder of all of the outstanding shares of the capital stock of said corporation has given its written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                                                     That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:                                         That the capital of said corporation shall not be reduced under or by reason of said amendment.

FIFTH:                                                         That this Certificate shall become effective on its filing date.

IN WITNESS WHEREOF, said BRITISH AMERICAN BANK NOTE CORPORATION has caused this Certificate to be signed by John M. Baker, its Vice President and Clare V. Vaughan, its Secretary - Treasurer this 31st day of August, 1988.

BRITISH AMERICAN BANK NOTE CORPORATION

By:	/s/ John M. Baker
John M. Baker, Vice President

ATTEST:	/s/ Clare V. Vaughan
Clare V. Vaughan,
Secretary - Treasurer

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 08/23/1995
950191414 - 2085197

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BABN TECHNOLOGIES CORPORATION

Pursuant to Section 242 of the Delaware

General Corporation Law

BABN Technologies Corporation (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of Delaware, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held, adopted resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation and calling for a meeting of the sole stockholder of the Corporation for the consideration of the proposed amendment. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation be amended by amending Article Fifth thereof, so that said Article shall read in its entirety as follows:

Fifth. The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.”

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the sole stockholder of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation will not be reduced under, or by reason of any amendment in, this Certificate of Amendment.

IN WITNESS WHEREOF, BABN Technologies Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President this 12 day of May, 1995.

BABN Technologies Corporation

By:
President

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 03/22/1999
991109784 - 2085197

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

BABN TECHNOLOGIES Corporation

Duly Adopted in Accordance with Section 242

of the Delaware General Corporation Law

Incorporated on March 6, 1986

BABN TECHNOLOGIES Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the STATE of Delaware,

DOES HEREBY CERTIFY:

FIRST:                   That the sole holder of all of the outstanding capital stock of the corporation, acting in such capacity and exercising all of the powers of the Board of Directors in the conduct and management of the business and affairs of the corporation, pursuant to Article FIFTH of the Certificate of Incorporation, as amended, duly adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

RESOLVED, that it being advisable so to do, the Certificate of Incorporation, of the Corporation, as heretofore amended, be further amended by changing Article First thereof so that said Article shall be and read in its entirety as follows:

“FIRST: The name of the corporation is Oberthur Gaming Technologies Corp.”; and be it

RESOLVED FURTHER, that said amendment shall be effective on April 2, 1999; and be it

RESOLVED FURTHER, that the Secretary of the Corporation be and be hereby is authorized and directed to execute, deliver and file with the Secretary of State of Delaware, in the name and on behalf of the Corporation, such instruments and documents as shall be necessary, advisable and proper in order to carry out the intent of the foregoing resolution.

SECOND:             That the sole holder of all of the outstanding shares of the capital stock of the corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                  That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:              That the capital of the corporation shall not be reduced under or by reason of said amendment.

FIFTH:                   That this certificate shall become effective on April 2, 1999.

IN WITNESS WHEREOF, BABN TECHNOLOGIES Corporation has caused this Certificate to be signed by its Secretary this 19th day of March, 1999.

BABN TECHNOLOGIES Corporation

By:	/s/ James F. Trucks
James F. Trucks, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:03 PM 05/30/2007
FILED 06:00 PM 05/30/2007
SRV 070646499 - 2085197 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OBERTHUR GAMING TECHNOLOGIES CORP.

Oberthur Gaming Technologies Corp., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:                                                    That Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

First: The name of the corporation is Scientific Games SA, Inc.

SECOND:                                    That the foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 and Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 24th day of May, 2007.

OBERTHUR GAMING TECHNOLOGIES CORP.

By:	/s/ Ira Raphaelson
Ira Raphaelson
Director and Secretary